EXHIBIT 99

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

      I, Robert C. Salipante, Principal Executive Officer of Sun Life Insurance and Annuity Company of New York (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Robert C. Salipante
Robert C. Salipante
March 31, 2003

      I, Davey S. Scoon, Principal Financial Officer of Sun Life Insurance and Annuity Company of New York (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Davey S. Scoon
Davey S. Scoon
March 31, 2003

A signed original of this written statement required by Section 906 has been provided to Sun Life Insurance and Annuity Company of New York ("Sun Life (NY)") and will be retained by Sun Life (NY) and furnished to the Securities and Exchange Commission or its staff upon request.